UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 May 22, 2017 Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-01072	POTOMAC ELECTRIC POWER COMPANY	53-0127880
(a District of Columbia and Virginia corporation) 701 Ninth Street, N.W. Washington, District of Columbia 20068 (202) 872-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 1- Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On May 22, 2017, Potomac Electric Power Company (Pepco) issued $200 million aggregate principal amount of its First Mortgage Bonds, 4.15% Series due March 15, 2043. See Item 2.03 below for a description of the bonds and related agreements.

Section 2 - Financial Information

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 22, 2017, Pepco issued $200 million aggregate principal amount of its First Mortgage Bonds, 4.15% Series due March 15, 2043. The bonds were issued pursuant to Pepco’s Mortgage and Deed of Trust, dated July 1, 1936, as amended and supplemented from time to time, including pursuant to the Supplemental Indenture, dated as of March 11, 2013, which established the terms of the bonds (the Original Supplemental Indenture), and the Supplemental Indenture, dated as of May 15, 2017, relating to the issuance of the bonds (the Reopening Supplemental Indenture). Pepco previously issued $450 million aggregate principal amount of First Mortgage Bonds, 4.15% Series due March 15, 2043, and following this offering, the aggregate principal amount of outstanding First Mortgage Bonds, 4.15% Series due March 15, 2043 is $650 million. The issuance of the bonds was registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-213383-02), which was filed with the Securities and Exchange Commission on August 30, 2016 and amended by Post-Effective Amendment No. 1 on April 28, 2017.

Pepco intends to use the net proceeds from the sale of the bonds to repay outstanding commercial paper and for general corporate purposes.

The bonds carry an interest rate of 4.15% per annum, which is payable semi-annually on March 15 and September 15, commencing on September 15, 2017 for the bonds issued in this offering. The bonds are redeemable in whole or in part at any time at Pepco’s option as provided in the Original Supplemental Indenture. A copy of the Original Supplemental Indenture was filed as Exhibit 4.2 to Pepco’s Current Report on Form 8-K filed March 12, 2013 and is incorporated herein by reference. A copy of the Reopening Supplemental Indenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

In connection with the issuance of the bonds, Wendy Stark, Vice President and General Counsel of Pepco, provided the legal opinion attached to this report as Exhibit 5.1.

A copy of the Underwriting Agreement dated May 15, 2017 among Pepco, RBC Capital Markets, LLC and TD Securities (USA) LLC, as representatives of the several underwriters named therein is filed as Exhibit 1.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 15, 2017, among Pepco, RBC Capital Markets, LLC and TD Securities (USA) LLC, as representatives of the several underwriters named therein

4.1
Supplemental Indenture, dated as of March 11, 2013, from Pepco to The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to Pepco’s Current Report on Form 8-K filed March 12, 2013)

4.2	Supplemental Indenture, dated as of May 15, 2017, from Pepco to The Bank of New York Mellon, as trustee

4.3	Form of First Mortgage Bond, 4.15% Series due March 15, 2043 (included in Exhibit 4.1)

5.1	Opinion of Wendy Stark, Vice President and General Counsel of Pepco

12.1	Statement regarding computation of the ratio of earnings to fixed charges for the three months ended March 31, 2017

* * * * *
Cautionary Statements Regarding Forward-Looking Information
This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Pepco include those discussed herein as well as the items discussed in (1) Pepco’s 2016 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24; (2) Pepco’s First Quarter 2017 Quarterly Report on Form 10-Q in Part 1, Financial Information, ITEM 1. Financial Statements: Note 17 and ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation; and (3) other factors discussed in filings with the Securities and Exchange Commission by Pepco. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. Pepco undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC ELECTRIC POWER COMPANY

/s/ Donna J. Kinzel
Donna J. Kinzel
Senior Vice President, Chief Financial Officer and
Treasurer

May 22, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 15, 2017, among Pepco, RBC Capital Markets, LLC and TD Securities (USA) LLC, as representatives of the several underwriters named therein

4.1
Supplemental Indenture, dated as of March 11, 2013, from Pepco to The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to Pepco’s Current Report on Form 8-K filed March 12, 2013)

4.2	Supplemental Indenture, dated as of May 15, 2017, from Pepco to The Bank of New York Mellon, as trustee

4.3	Form of First Mortgage Bond, 4.15% Series due March 15, 2043 (included in Exhibit 4.1)

5.1	Opinion of Wendy Stark, Vice President and General Counsel of Pepco

12.1	Statement regarding computation of the ratio of earnings to fixed charges for the three months ended March 31, 2017